UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 29, 2006

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.              Other Events

On November 29, 2006, the underwriters of the recently completed public offering of Vital Images, Inc. (“Vital Images” or the “Company”) exercised their option to purchase an additional 354,003 shares of the common stock from Vital Images to cover over-allotments. Vital Images granted the underwriters a 30-day over-allotment option to purchase up to 450,000 shares of common stock at the public offering price of $31.00 per share, less the underwriting discount. Net proceeds to Vital Images from the exercise of the over-allotment option will be approximately $10.3 million. In total, including the over-allotment shares, the Company will have sold 3,354,003 shares of the Company’s common stock at $31.00 per share, before underwriting discounts and commissions, resulting in net proceeds of approximately $98.0 million.  The closing of the sale of the over-allotment shares is expected to occur on December 4, 2006, subject to the satisfaction of customary closing conditions.

Vital Images intends to use the approximately $98.0 million in net proceeds for general corporate purposes, including expanding sales and marketing, customer service and training efforts internationally and investing in product development resources. Vital Images also intends to use the net proceeds for the acquisition of or investment in businesses, products and technologies that are complementary to the Company’s current products, can enhance the Company’s market coverage or technical capabilities, or offer growth opportunities.

Piper Jaffray & Co. acted as the sole book-running manager for the offering. Wachovia Capital Markets, LLC, Jefferies & Company, Inc. and Thomas Weisel Partners LLC acted as co-managers for the offering. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. Information about this offering is available in the prospectus supplement and the accompanying prospectus filed by Vital Images with the Securities and Exchange Commission.

On December 1, 2006, the Company issued a press release announcing the exercise of the over-allotment option. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

                (d)           Exhibits.  The following document is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number
99.1	Press Release of Vital Images, Inc. dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: December 1, 2006.

	By	/s/ Michael H. Carrel
Michael H. Carrel
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)